6

                      CUSTODIAN AGREEMENT


    AGREEMENT made as of the 3rd day of May, 1991, as amended July 13, 1992, between each of the Putnam Funds listed in Schedule A, each of such Funds acting on its own behalf separately from all the other Funds and not jointly or jointly and severally with any of the other Funds (each of the Funds being hereinafter referred to as the "Fund"), and Putnam Fiduciary Trust Company (the "Custodian").

    WHEREAS, the Custodian represents to the Fund that it is eligible to serve as a custodian for a management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and

    WHEREAS, the Fund wishes to appoint the Custodian as the Fund's custodian.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. APPOINTMENT OF CUSTODIAN. The Fund hereby employs and appoints the Custodian as custodian of its assets for the term and subject to the provisions of this Agreement. At the direction of the Custodian, the Fund agrees to deliver to the Sub-Custodians appointed pursuant to Section 2 below (the "Sub-Custodians") securities, funds and other property owned by it.
The Custodian shall have no responsibility or liability for or on account of securities, funds or other property not so delivered to the Sub-Custodians. Upon request, the Fund shall deliver to the Custodian or to such Sub-Custodians as the Custodian may direct such proxies, powers of attorney or other instruments as may be reasonably necessary or desirable in connection with the performance by the Custodian or any Sub-Custodian of their respective obligations under this Agreement or any applicable Sub-Custodian Agreement.

2. APPOINTMENT OF SUB-CUSTODIANS. The Custodian may at any time and from time to time appoint, at its own cost and expense, as a Sub-Custodian for the Fund any bank or trust company which meets the requirements of the 1940 Act and the rules and regulations thereunder to act as a custodian, provided that the Fund shall have approved in writing any such bank or trust company and the Custodian gives prompt written notice to the Fund of any such appointment. The agreement between the Custodian and any Sub-Custodian shall be substantially in the form of the Sub-Custodian agreement attached hereto as Exhibit 1 (the "Sub-Custodian Agreement") unless otherwise approved by the Fund, provided, however, that the agreement between the Custodian and any Sub-Custodian appointed primarily for the purpose of holding foreign securities of the Fund shall be substantially in the form of the Sub-Custodian Agreement attached hereto as Exhibit 1(A) (the "Foreign Sub-Custodian Agreement"; the "Sub-Custodian Agreement" and the "Foreign Sub-Custodian Agreement" are herein referred to collectively and each individually as the "Sub-Custodian Agreement"). All Sub-Custodians shall be subject to the instructions of the Custodian and not the Fund. The Custodian may, at any time in its discretion, remove any bank or trust company which has been appointed as a Sub-Custodian but shall in such case promptly notify the Fund in writing of any such action. Securities, funds and other property of the Fund delivered pursuant to this Agreement shall be held exclusively by Sub-Custodians appointed pursuant to the provisions of this Section 2.

    The Sub-Custodians which the Fund has approved to date are set forth in Schedule B hereto. Schedule B shall be amended from time to time as Sub-Custodians are changed, added or deleted. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Schedule B, in order that there shall be sufficient time for the Custodian to put the appropriate arrangements in place with such Sub-Custodian pursuant to such Sub-Custodian Agreement.

    With respect to the securities, funds or other property held by a Sub-Custodian, the Custodian shall be liable to the Fund if and only to the extent that such Sub-Custodian is liable to the Custodian. The Custodian shall nevertheless be liable to the Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own negligence in connection with the delivery of any securities, funds or other property of the Fund to any such Sub-Custodian.

    In the event that any Sub-Custodian appointed pursuant to the provisions of this Section 2 fails to perform any of its obligations under the terms and conditions of the applicable Sub-Custodian Agreement, the Custodian shall use its best efforts to cause such Sub-Custodian to perform such obligations. In the event that the Custodian is unable to cause such Sub-Custodian to perform fully its obligations thereunder, the Custodian shall forthwith terminate such Sub-Custodian and, if necessary or desirable, appoint another Sub-Custodian in accordance with the provisions of this Section 2. The Custodian may with the approval of the Fund commence any legal or equitable action which it believes is necessary or appropriate in connection with the failure by a Sub-Custodian to perform its obligations under the applicable Sub-Custodian Agreement. Provided the Custodian shall not have been negligent with respect to any such matter, such action shall be at the expense of the Fund. The Custodian shall keep the Fund fully informed regarding such action and the Fund may at any time upon notice to the Custodian elect to take responsibility for prosecuting such action. In such event the Fund shall have the right to enforce and shall be subrogated to the Custodian's rights against any such Sub-Custodian for loss or damage caused the Fund by such Sub-Custodian.

    At the written request of the Fund, the Custodian will terminate any Sub-Custodian appointed pursuant to the provisions of this Section 2 in accordance with the termination provisions of the applicable Sub-Custodian Agreement. The Custodian will not amend any Sub-Custodian Agreement in any material manner except upon the prior written approval of the Fund and shall in any case give prompt written notice to the Fund of any amendment to the Sub-Custodian Agreement.

3.  DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND
    HELD BY SUB-CUSTODIANS.

    3.1 HOLDING SECURITIES - The Custodian shall cause one or more Sub-Custodians to hold and, by book-entry or otherwise, identify as belonging to the Fund all non-cash property delivered to such Sub-Custodian.

    3.2 DELIVERY OF SECURITIES - The Custodian shall cause Sub-Custodians holding securities of the Fund to release and deliver securities owned by the Fund held by the Sub-Custodian or in a Securities System account of the Sub-Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         3.2.1     Upon sale of such securities for the account
                    of the Fund and receipt of payment therefor;
                    PROVIDED, HOWEVER, that a Sub-Custodian may release and deliver securities prior to the receipt of payment therefor if (i) in the Sub-Custodian's judgment, (A) release and delivery prior to payment is required by the terms of the instrument evidencing the security or (B) release and delivery prior to payment is the prevailing method of settling securities transactions between institutional investors in the applicable market and (ii) release and delivery prior to payment is in accordance with generally accepted trade practice and with any pplicable governmental regulations and the rules of Securities Systems or other securities depositories and clearing agencies in the applicable market.  The
                    Custodian agrees, upon request, to advise the Fund of all pending transactions in which release and delivery will be made prior to the receipt of payment therefor;

         3.2.2     Upon the receipt of payment in connection
                    with any repurchase agreement related to such securities entered into by the Fund;

         3.2.3     In the case of a sale effected through a
                    Securities System, in accordance with the provisions of Section 3.12 hereof;

         3.2.4     To the depository agent in connection with
                    tender or other similar offers for portfolio securities of the Fund; provided that, in any such case, the cash or other consideration is thereafter to be delivered to the Sub-Custodian;

         3.2.5     To the issuer thereof or its agent, when
                    such securities are called, redeemed,
                    retired or otherwise become payable;
                    provided that, in any such case, the cash or other consideration is to be delivered to the Sub-Custodian;

         3.2.6     To the issuer thereof, or its agent for
                    transfer into the name of the Fund or into the name of any nominee or nominees of the Sub-Custodian or into the name or nominee name of any agent appointed pursuant to
                    Section 3.11 or any other name permitted pursuant to Section 3.3; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Sub-Custodian;

         3.2.7     Upon the sale of such securities for the
                    account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Sub-Custodian's own negligence or willful misconduct;

         3.2.8     For exchange or conversion pursuant to any
                    plan of merger, consolidation,
                    recapitalization, reorganization or
                    readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Sub-Custodian;

         3.2.9     In the case of warrants, rights or similar
                    securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Sub-Custodian;

         3.2.10    For delivery in connection with any loans of
                    securities made by the Fund, but only
                    against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities; except that in connection with any loan of securities held in a Securities System for which collateral is to credited to the Sub-Custodian's account in another Securities System, the Sub-Custodian will not be held liable or responsible for delivery of the securities prior to the receipt of such collateral.

         3.2.11    For delivery as security in connection with
                    any borrowings by the Fund requiring a
                    pledge of assets by the Fund, but only
                    against receipt of amounts borrowed;

         3.2.12    Upon receipt of instructions from the
                    transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the shareholders of the Fund in connection with distributions in kind, as may be described from time to time in the Fund's Declaration of Trust and currently effective registration statement, if any, in satisfaction of requests by Fund shareholders for repurchase or redemption;
         3.2.13    For delivery to another Sub-Custodian of the
                    Fund; and

         3.2.14    For any other proper corporate purpose, but
                    only upon receipt of, in addition to Proper
                    Instructions, a certified copy of a
                    resolution of the Trustees or of the
                    Executive Committee of the Fund signed by an officer of the Fund and certified by its Clerk or an Assistant Clerk, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities shall be made.

         3.3 REGISTRATION OF SECURITIES. Securities of the Fund held by the Sub-Custodians hereunder (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Sub-Custodians or any 17f-5 Sub-Custodian or Foreign Depository (as each of those terms is defined in the Foreign Sub-Custodian Agreement, which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 3.12. Notwithstanding the foregoing, a Sub-Custodian, agent, 17f-5 Sub-Custodian or Foreign Depository may hold securities of the Fund in a nominee name which is used for its other clients provided that such name is not used by the Sub-Custodian, agent, 17f-5 Sub-Custodian or Foreign Depository for its own securities and that securities of the Fund are, by book-entry or otherwise, at all times identified as belonging to the Fund and distinguished from other securities held for other clients using the same nominee name. In addition, and notwithstanding the foregoing, a Sub-Custodian or agent thereof or 17f-5 Sub-Custodian or Foreign Depository may hold securities of the Fund in its own name if such registration is the prevailing method in the applicable market by which custodians register securities of institutional clients and provided that securities of the Fund are, by book-entry or otherwise, at all times identified as belonging to the Fund and distinguished from other securities held for other clients or for the Sub-Custodian or agent thereof or 17f-5 Sub-Custodian or Foreign Depository. All securities accepted by a Sub-Custodian under the terms of a Sub-Custodian Agreement shall be in good delivery form.

         3.4 BANK ACCOUNTS. The Custodian shall cause one or more Sub-Custodians to open and maintain a separate bank account or accounts in the name of the Fund or the Custodian, subject only to draft or order by the Sub-Custodian acting pursuant to the terms of a Sub-Custodian Contract or by the Custodian acting pursuant to this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Sub-Custodian for the Fund may be deposited by it to its credit as sub-custodian or to the Custodian's credit as custodian in the Banking Department of the Sub-Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Trustees of the Fund. Such funds shall be deposited by the Sub-Custodian or the Custodian in its capacity as sub-custodian or custodian, respectively, and shall be withdrawable by the Sub-Custodian or the Custodian only in that capacity. The Sub-Custodian shall be liable for actual losses incurred by the Fund attributable to any failure on the part of the Sub-Custodian to report accurate cash availability information with respect to the Fund's or the Custodian's bank accounts maintained by the Sub-Custodian or any of its agents.

    3.5 PAYMENTS FOR SHARES. The Custodian shall cause one or more Sub-Custodians to deposit into the Fund's account amounts received from the Transfer Agent of the Fund for shares of the Fund issued by the Fund and sold by its distributor. The Custodian will provide timely notification to the Fund of any receipt by the Sub-Custodian from the Transfer Agent of payments for shares of the Fund.

    3.6 AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Fund and the Custodian, the Custodian shall cause one or more Sub-Custodians, upon the receipt of Proper Instructions, to make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian with respect to amounts received by the Sub-Custodians for the purchase of shares of the Fund.

    3.7 COLLECTION OF INCOME. The Custodian shall cause one or more Sub-Custodians to collect on a timely basis all income and other payments with respect to registered securities held hereunder, including securities held in a Securities System, to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Sub-Custodian or agent thereof and shall credit such income, as collected, to the Fund's account. Without limiting the generality of the foregoing, the Custodian shall cause the Sub-Custodian to detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held under the applicable Sub-Custodian Agreement. Arranging for the collection of income due the Fund on securities loaned pursuant to the provisions of Section 3.2.10 shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Sub-Custodian of the income to which the Fund is properly entitled.

    3.8 PAYMENT OF FUND MONIES.  Upon receipt of Proper
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall cause one or more
Sub-Custodians to pay out monies of the Fund in the following cases only:

         3.8.1     Upon the purchase of securities for the
                    account of the Fund but only (a) against the delivery of such securities to the Sub-Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Sub-Custodian as its agent for this purpose) or any 17f-5 Sub-Custodian or any Foreign Depository registered in the name of the Fund or in the name of a nominee of the Sub-Custodian referred to in Section
                    3.3 hereof or in proper form for transfer;
                    PROVIDED, HOWEVER, that the Sub-Custodian may cause monies of the Fund to be paid out prior to delivery of such securities if (i) in the Sub-Custodian's judgment, (A) payment prior to delivery is required by the terms of the instrument evidencing the security or
                    (B) payment prior to delivery is the
                    prevailing method of settling securities transactions between institutional investors in the applicable market and (ii) payment prior to delivery is in accordance with generally accepted trade practice and with any applicable governmental regulations and the rules of Securities Systems or other securities depositories and clearing agencies in the applicable market; the Custodian agrees, upon request, to advise the Fund of all pending transactions in which payment will be made prior to the receipt of securities in accordance with the provision to the foregoing sentence; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 3.13 hereof; or (c)(i) in the case of a repurchase agreement entered into between the Fund and the Sub-Custodian, another bank, or a broker-dealer against delivery of the securities either in certificate form or through an entry crediting the Sub-Custodian's account at the Federal Reserve Bank with such securities or (ii) in the case of a repurchase agreement entered into between the Fund and the Sub-Custodian, against delivery of a receipt evidencing purchase by the Fund of Securities owned by the Sub-Custodian along with written evidence of the agreement by the Sub-Custodian to repurchase such securities from the Fund; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign, which transfer may be effected prior to receipt of a confirmation of the deposit from the applicable bank or a financial intermediary;

         3.8.2     In connection with conversion, exchange or
                    surrender of securities owned by the Fund as set forth in Section 3.2 hereof;

         3.8.3     For the redemption or repurchase of Shares
                    issued by the Fund as set forth in Section
                    3.10 hereof;

         3.8.4     For the payment of any expense or liability
                    incurred by the Fund, including but not
                    limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, including the Custodian's fee; and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         3.8.5     For the payment of any dividends or other
                    distributions declared to shareholders of the Fund;
         3.8.6     For transfer to another Sub-Custodian of the
                    Fund;

         3.8.7     For any other proper purpose, but only upon
                    receipt of, in addition to Proper
                    Instructions, a certified copy of a
                    resolution of the Trustees or of the
                    Executive Committee of the Fund signed by an officer of the Fund and certified by its Clerk or an Assistant Clerk, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payments is to be made.

    3.9 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF
SECURITIES PURCHASED. Except as otherwise provided in this Agreement, in any and every case where payment for purchase of securities for the account of the Fund is made by a Sub-Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall cause the Sub-Custodian to be absolutely liable to the Fund in the event any loss results to the Fund from the payment by the Sub-Custodian in advance of delivery of such securities.

    3.10  PAYMENTS FOR REPURCHASE OR REDEMPTIONS OF SHARES OF
THE FUND. From such funds as may be available, the Custodian shall, upon receipt Proper Instructions, cause one or more Sub-Custodians to make funds available for payment to a shareholder who has delivered to the Transfer Agent a request for redemption or repurchase of shares of the Fund. In connection with the redemption or repurchase of shares of the Fund, the Custodian is authorized, upon receipt of Proper Instructions, to cause one or more Sub-Custodian, to wire funds to or through a commercial bank designated by the redeeming shareholder. In connection with the redemption or repurchase of Shares of the Fund, the Custodian, upon receipt of Proper Instructions, shall cause one or more Sub-Custodians to honor checks drawn on the Sub-Custodian by a shareholder when presented to the Sub-Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time among the Fund, the Custodian and the Sub-Custodian.

    3.11 APPOINTMENT OF AGENTS. The Custodian may permit any Sub-Custodian at any time or times in its discretion to appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Section 3 as the Sub-Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian or any Sub-Custodian of its responsibilities or liabilities hereunder and provided that any such agent shall have been approved by vote of the Trustees of the Fund. The Custodian may also permit any Sub-Custodian to which foreign securities of the Fund have been delivered to direct such securities to be held by 17f-5 Sub-Custodians and to use the facilities of Foreign Depositories, as those terms are defined in the Foreign Sub-Custodian Agreement, in accordance with the terms of the Foreign Sub-Custodian Agreement.

    The agents which the Fund and the Custodian have approved to date are set forth in Schedule B hereto. Schedule B shall be amended from time to time as agents are changed, added or deleted. The Fund shall be responsible for informing the Custodian, and the Custodian shall be responsible for informing the appropriate Sub-Custodian, sufficiently in advance of a proposed investment which is to be held at a location not listed on Schedule B, in order that there shall be sufficient time for the Sub-Custodian to complete the appropriate contractual and technical arrangements with such agent. Any Sub-Custodian Agreement shall provide that the engagement by the Sub-Custodian of one or more agents shall not relieve the Sub-Custodian of its responsibilities or liabilities thereunder.

    3.12 DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS. The Custodian may permit any Sub-Custodian to deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "Securities System" in accordance with applicable rules and regulations (including Rule 17f-4 of the 1940 Act) and subject to the following provisions:

         3.12.1    The Sub-Custodian may, either directly or
                    through one or more agents, keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Sub-Custodian in the Securities System which shall not include any assets of the Sub-Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3.12.2    The records of the Sub-Custodian with
                    respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

         3.12.3    The Sub-Custodian shall pay for securities
                    purchased for the account of the Fund upon
                    (i) receipt of advice from the Securities
                    System that such securities have been
                    transferred to the Account, and (ii) the making of an entry on the records of the Sub-Custodian to reflect such payment and transfer for the account of the Fund. The Sub-Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Sub-Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Sub-Custodian or such an agent and be provided to the Fund at its request. The Sub-Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

         3.12.4    The Sub-Custodian shall provide the Fund
                    with any report obtained by the Sub-
                    Custodian on the Securities System's
                    accounting system, internal accounting
                    controls and procedures for safeguarding securities deposited in the Securities System;

         3.12.5    The Sub-Custodian shall utilize only such
                    Securities Systems as are approved by the Board of Trustees of the Fund, and included on a list maintained by the Custodian;

         3.12.6    Anything to the contrary in this Agreement
                    notwithstanding, the Sub-Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Sub-Custodian or any of its agents or of any of its or their employees or from failure of the Sub-Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Sub-Custodian with respect to any claim against the Securities System or any other person which the Sub-Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

    3.12A    DEPOSITARY RECEIPTS.  Only upon receipt of Proper
Instructions, the Sub-Custodian shall instruct a 17f-5 Sub-Custodian or an agent of the Sub-Custodian appointed pursuant to the applicable Foreign Sub-Custodian Agreement (an "Agent") to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the 17f-5 Sub-Custodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Sub-Custodian, or a nominee of the Sub-Custodian, for delivery to the Sub-Custodian.

    Only upon receipt of Proper Instructions, the Sub-Custodian shall surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Sub-Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to a 17f-5 Sub-Custodian or an Agent.

    3.12B    FOREIGN EXCHANGE TRANSACTIONS AND FUTURES
CONTRACTS. Only upon receipt of Proper Instructions, the Sub-Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund or shall enter into futures contracts or options on futures contracts. Such transactions may be undertaken by the Sub-Custodian with such banking institutions, including the Sub-Custodian and 17f-5 Sub-Custodian(s) appointed pursuant to the applicable Foreign Sub-Custodian Agreement, as principals, as approved and authorized by the Fund. Foreign exchange contracts, futures contracts and options, other than those executed with the Sub-Custodian, shall for all purposes of this Agreement be deemed to be portfolio securities of the Fund.

    3.12C    OPTION TRANSACTIONS.  Only upon receipt of Proper
Instructions, the Sub-Custodian shall enter into option transactions in accordance with the provisions of any agreement among the Fund, the Custodian and/or the Sub-Custodian and a broker-dealer.

    3.13OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall cause one or more Sub-Custodians as may be appropriate to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by the Sub-Custodian and in connection with transfers of securities.

    3.14 PROXIES. The Custodian shall, with respect to the securities held by the Sub-Custodians, cause to be promptly executed by the registered holder of such securities, if the securities are registered other than in the name of the Fund or a nominee of the fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

    3.15 COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES. The Custodian shall cause the Sub-Custodians to transmit promptly to the Custodian, and the Custodian shall transmit promptly to the Fund, all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Sub-Custodian from issuers of the securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall cause the Sub-Custodian to transmit promptly to the Fund, all written information received by the Sub-Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian of the action the Fund desires such Sub-Custodian to take, provided, however, neither the Custodian nor the Sub-Custodian shall be liable to the Fund for the failure to take any such action unless such instructions are received by the Custodian at least four business days prior to the date on which the Sub-Custodian is to take such action or, in the case of foreign securities, such longer period as shall have been agreed upon in writing by the Custodian and the Sub-Custodian.

    3.16 PROPER INSTRUCTIONS. Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons who are authorized by the Trustees of the Fund and the Custodian. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian or Sub-Custodian, as the case may be, reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. All oral instructions shall be confirmed in writing. Proper Instructions also include communications effected directly between electro-mechanical or electronic devices provided that the Trustees have approved such procedures. Notwithstanding the foregoing, no Trustee, officer, employee or agent of the Fund shall be permitted access to any securities or similar investments of the Fund deposited with any Sub-Custodian or any agent of any Sub-Custodian for any reason except in accordance with the provisions of Rule 17f-2 under the 1940 Act.

    3.17 ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.  The
Custodian may in its discretion, and may permit one or more Sub-
Custodians in their discretion, without express authority from the Fund to:

         3.17.1    make payments to itself or others for minor
                    expenses of handling securities or other similar items relating to its duties under this Agreement, or in the case of a Sub-Custodian, under the applicable Sub-Custodian Agreement, provided that all such payments shall be accounted for to the Fund;

         3.17.2    surrender securities in temporary form for
                    securities in definitive form;

         3.17.3    endorse for collection, in the name of the
                    Fund, checks, drafts and other negotiable instruments; and

         3.17.4    in general, attend to all non-discretionary
                    details in connection with the sale,
                    exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Trustees of the Fund.

    3.18 EVIDENCE OF AUTHORITY. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund.

    3.19 INVESTMENT LIMITATIONS. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may assume, unless and until notified in writing to the contrary, that Proper Instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Declaration of Trust or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Trustees of the Fund. The Custodian shall in no event be liable to the Fund and shall be indemnified by the Fund for any violation of any investment limitations to which the Fund is subject or other limitations with respect to the Fund's powers to expend funds, encumber securities, borrow or take similar actions affecting its portfolio.

4. PERFORMANCE STANDARDS. The Custodian shall use its best efforts to perform its duties hereunder in accordance with the standards set forth in Schedule C hereto. Schedule C may be amended from time to time as agreed to by the Custodian and the Trustees of the Fund.

5. RECORDS. The Custodian shall create and maintain all records relating to the Custodian's activities and obligations under this Agreement and cause all Sub-Custodians to create and maintain all records relating to the Sub-Custodian's activities and obligations under the appropriate Sub-Custodian Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Sections 17(f) and 31 thereof and Rules 17f-2, 31a-1 and 31a-2 thereunder, applicable federal and state tax laws, and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian or during the regular business hours of the Sub-Custodian, as the case may be, be open for inspection by duly authorized officers, employees or agents of the Custodian and Fund and employees and agents of the Securities and Exchange Commission. At the Fund's request, the Custodian shall supply the Fund and cause one or more Sub-Custodians to supply the Custodian with a tabulation of securities owned by the Fund and held under this Agreement. When requested to do so by the Fund and for such compensation as shall be agreed upon, the Custodian shall include and cause one or more Sub-Custodians to include certificate numbers in such tabulations.

6. OPINION AND REPORTS OF FUND'S INDEPENDENT ACCOUNTANTS. The Custodian shall take all reasonable actions, as the Fund may from time to time request, to furnish such information with respect to its activities hereunder as the Fund's independent public accountants may request in connection with the accountant's verification of the Fund's securities and similar investments as required by Rule 17f-2 under the 1940 Act, the preparation of the Fund's registration statement and amendments thereto, the Fund's reports to the Securities and Exchange Commission, and with respect to any other requirements of such Commission.

    The Custodian shall also direct any Sub-Custodian to take all reasonable actions, as the Fund may from time to time request, to furnish such information with respect to its activities under the applicable Sub-Custodian Agreement as the Fund's independent public accountant may request in connection with the accountant's verification of the Fund's securities and similar investments as required by Rule 17f-2 under the 1940 Act, the preparation of the Fund's registration statement and amendments thereto, the Fund's reports to the Securities and Exchange Commission, and with respect to any other requirements of such Commission.

7. REPORTS OF CUSTODIAN'S AND SUB-CUSTODIANS' INDEPENDENT ACCOUNTANTS. The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by its independent public accountant on its accounting system, internal accounting controls and procedures for safeguarding securities, including securities deposited and/or maintained in Securities Systems, relating to services provided by the Custodian under this Agreement. The Custodian shall also cause one or more of the Sub-Custodians to provide the Fund, at such time as the Fund may reasonably require, with reports by independent public accountants on their accounting systems, internal accounting controls and procedures for safeguarding securities, including securities deposited and/or maintained in Securities Systems, relating to services provided by those Sub-Custodians under their respective Sub-Custody Agreements. Such reports, which shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund, shall provide reasonable assurance that any material inadequacies would be disclosed by such examinations, and, if there is no such inadequacies, shall so state.

8. COMPENSATION. The Custodian shall be entitled to reasonable compensation for its services and expenses as custodian, as agreed upon from time to time between the Fund and the Custodian. Such expenses shall not include, however, the fees paid by the Custodian to any Sub-Custodian.

9. RESPONSIBILITY OF CUSTODIAN. The Custodian shall exercise reasonable care and diligence in carrying out the provisions of this Agreement and shall not be liable to the Fund for any action taken or omitted by it in good faith without negligence. So long as and to the extent that it is in the exercise of reasonable care, neither the Custodian nor any Sub-Custodian shall be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and, if in writing, reasonably believed by it to be signed by the proper party or parties. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian or a Sub-Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Fund. It is also understood that the Custodian shall not be liable for any loss resulting from a Sovereign Risk. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Custodian's control.

    If the Fund requires the Custodian which in turn may require a Sub-Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian or the Sub-Custodian result in the Custodian or its nominee or a Sub-Custodian or its nominee being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian or the Custodian requiring any Sub-Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

    The Fund agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee or any Sub-Custodian or its nominee in connection with the performance of this Agreement, or any Sub-Custodian Agreement except, as to the Custodian, such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, and as to a Sub-Custodian, such as may arise from such Sub-Custodian's or its nominee's own negligent action, negligent failure to act or willful misconduct. The negligent action, negligent failure to act or willful misconduct of the Custodian shall not diminish the Fund's obligation to indemnify the Custodian in the amount, but only in the amount, of any indemnity required to be paid to a Sub-Custodian under its Sub-Custodian Agreement. The Custodian may assign this indemnity from the Fund directly to, and for the benefit of, any Sub-Custodian. The Custodian is authorized, and may authorize any Sub-Custodian, to charge any account of the Fund for such items and such fees. To secure any such authorized charges and any advances of cash or securities made by the Custodian or any Sub-Custodian to or for the benefit of the Fund for any purpose which results in the Fund incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Fund (except a Fund specified in Schedule D to this Agreement) hereby grants to the Custodian a security interest in and pledges to the Custodian securities up to a maximum of 10% of the value of the Fund's net assets for the purpose of securing payment of any such advances and hereby authorizes the Custodian on behalf of the Fund to grant to any Sub-Custodian a security interest in and pledge of securities held for the Fund (including those which may be held in a Securities System) up to a maximum of 10% of the value of the net assets held by such Sub-Custodian. The specific securities subject to such security interest may be designated in writing from time to time by the Fund or its investment adviser. In the absence of any designation of securities subject to such security interest, the Custodian or the Sub-Custodian, as the case may be, may designate securities held by it. Should the Fund fail to repay promptly any authorized charges or advances of cash or securities, the Custodian or the Sub-Custodian shall be entitled to use such available cash and to dispose of pledged securities and property as is necessary to repay any such authorized charges or advances and to exercise its rights as a secured party under the U.C.C. The Fund agrees that a Sub-Custodian shall have the right to proceed directly against the Fund and not solely as subrogee to the Custodian with respect to any indemnity hereunder assigned to a Sub-Custodian, and in that regard, the Fund agrees that it shall not assert against any Sub-Custodian proceeding against it any defense or right of set-off the Fund may have against the Custodian arising out of the negligent action, negligent failure to act or willful misconduct of the Custodian, and hereby waives all rights it may have to object to the right of a Sub-Custodian to maintain an action against it.

10. SUCCESSOR CUSTODIAN. If a successor custodian shall be appointed by the Trustees of the Fund, the Custodian shall, upon termination, cause to be delivered to such successor custodian, duly endorsed and in the form for transfer, all securities, funds and other properties then held by the Sub-Custodians and all instruments held by the Sub-Custodians relative thereto and cause the transfer to an account of the successor custodian all of the Fund's securities held in any Securities System.

    If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, cause to be delivered at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

    In the event that no written order designating a successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which meets the requirements of the 1940 Act and the rules and regulations thereunder, such securities, funds and other properties. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

    In the event that such securities, funds and other properties remain in the possession of the Custodian or any Sub-Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Sub-Custodians retain possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

11. EFFECTIVE PERIOD, TERMINATION AND AMENDMENT. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided either party may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

    Upon termination of the Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian and through the Custodian any Sub-Custodian for its costs, expenses and disbursements.

12. INTERPRETATION. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree in writing on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

13. GOVERNING LAW. This instrument is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the internal laws of said Commonwealth, without regard to principles of conflicts of law.

14. NOTICES. Notices and other writings delivered or mailed postage prepaid to the Fund addressed to the Fund attention: John Hughes, or to such other person or address as the Fund may have designated to the Custodian in writing, or to the Custodian at One Post Office Square, Boston, Massachusetts 02109 attention:
George Crane, or to such other address as the Custodian may have designated to the Fund in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

15. BINDING OBLIGATION. This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

16. DECLARATION OF TRUST. A copy of the Declaration of Trust of each of the Funds is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of each of the Funds as Trustees and not individually and that the obligations of this instrument are not binding on any of the Trustees or officers or shareholders individually, but are binding only on the assets and property of each Fund with respect to its obligations hereunder.

    IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf as of the day and year first above written.

                         THE PUTNAM FUNDS LISTED
                         IN SCHEDULE A

                             /s/ John D. Hughes
                         By ----------------------------
                            Vice President and Treasurer

                         PUTNAM FIDUCIARY TRUST COMPANY

                            /s/ Robert F. Lucey
                         By ----------------------------
                            President

    Putnam Investments, Inc. ("Putnam"), the sole owner of the Custodian, agrees that Putnam shall be the primary obligor with respect to compensation due the Sub-Custodians pursuant to the Sub-Custodian Agreements in connection with the Sub-Custodians' performance of their responsibilities thereunder and agrees to take all actions necessary and appropriate to assure that the Sub-Custodians shall be compensated in the amounts and on the schedules agreed to by the Custodian and the Sub-Custodians pursuant to those Agreements.

                         PUTNAM INVESTMENTS, INC.

                            /s/ Douglas B. Jamieson
                         By ------------------------------



                                                        EXHIBIT 1

                 MASTER SUB-CUSTODIAN AGREEMENT


    AGREEMENT made this      day of        , 199  , between
Putnam Fiduciary Trust Company, a Massachusetts-chartered trust
company (the "Custodian"), and                , a
(the "Sub-Custodian").

    WHEREAS, the Sub-Custodian represents to the Custodian that it is eligible to serve as a custodian for a management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and

    WHEREAS, the Custodian has entered into a Custodian
Agreement between it and each of the Putnam Funds listed in Schedule A, each of such Funds acting on its own behalf separately from all the other Funds and not jointly or jointly and severally with any of the other Funds (each of the Funds being hereinafter referred to as the "Fund"), and

    WHEREAS, the Custodian and the Fund desire to utilize sub-custodians for the purpose of holding cash and securities of the Fund, and

    WHEREAS, the Custodian wishes to appoint the Sub-Custodian as the Fund's Sub-Custodian,

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

    1. APPOINTMENT OF CUSTODIAN. The Custodian hereby employs and appoints the Sub-Custodian as a Sub-Custodian for the Fund for the term and subject to the provisions of this Agreement. Upon request, the Custodian shall deliver to the Sub-Custodian such proxies, powers of attorney or other instruments as may be reasonably necessary or desirable in connection with the performance by the Sub-Custodian of its obligations under this Agreement on behalf of the Fund.

    2. DUTIES OF THE SUB-CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY IT. The Custodian may from time to time deposit securities or cash owned by the Fund with the Sub-Custodian. The Sub-Custodian shall have no responsibility or liability for or on account of securities, funds or other property of the Fund not so delivered to it. The Sub-Custodian shall hold and dispose of the securities hereafter held by or deposited with the Sub-Custodian as follows:

    2.1 HOLDING SECURITIES. The Sub-Custodian shall hold and physically segregate for the account of the Fund all non-cash property, including all securities owned by the Funds, other than securities which are maintained pursuant to Section 2.13 in a Securities System. All such securities are to be held or disposed of for, and subject at all times to the instructions of, the Custodian pursuant to the terms of this Agreement. The Sub-Custodian shall maintain adequate records identifying the securities as being held by it as Sub-Custodian of the Fund.

    2.2 DELIVERY OF SECURITIES. The Sub-Custodian shall release and deliver securities of the Fund held by it hereunder (or in a Securities System account of the Sub-Custodian) only upon receipt of Proper Instructions (as defined in Section 2.17), which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

         3)  In the case of a sale effected through a Securities
System, in accordance with the provisions of Section 2.13 hereof;

         4) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Sub-Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Sub-Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.12; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Sub-Custodian;

         7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that, in any such case, the Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Sub-Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Sub-Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Sub-Custodian;

         10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Sub-Custodian, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;


         11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

         12) Upon receipt of instructions from the transfer agent for the Fund (the "Transfer Agent"), for delivery to such Transfer Agent or to the shareholders of the Fund in connection with distributions in kind, as may be described from time to time in the Fund's Declaration of Trust and currently effective registration statement, if any, in satisfaction of requests by shareholders for repurchase or redemption;

         13) For delivery to another Sub-Custodian of the Fund;
and

         14) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Clerk or an Assistant Clerk, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities is to be made.

    2.3 REGISTRATION OF SECURITIES. Securities of the Fund held by the Sub-Custodian hereunder (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Sub-Custodian, which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.12. Notwithstanding the foregoing, a Sub-Custodian or agent thereof may hold securities of the Fund in a nominee name which is used for its other clients provided such name is not used by the Sub-Custodian or agent for its own securities and that securities of the Fund are physically segregated at all times from other securities held for other clients using the same nominee name. All securities accepted by the Sub-Custodian under the terms of this Agreement shall be in "street name" or other good delivery form.

    2.4 BANK ACCOUNTS. The Sub-Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Sub-Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received for the account of the Funds, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Sub-Custodian for the Fund shall be deposited by it to its credit as Sub-Custodian of the Fund in the Banking Department of the Sub-Custodian or other banks. Such funds shall be deposited by the Sub-Custodian in its capacity as Sub-Custodian and shall be withdrawable by the Sub-Custodian only in that capacity. The Sub-Custodian shall be liable for losses incurred by the Fund attributable to any failure on the part of the Sub-Custodian to report accurate cash availability information with respect to the Fund's bank accounts maintained by the Sub-Custodian or any of its agents, provided that such liability shall be determined solely on a cost-of-funds basis.

    2.5 PAYMENTS FOR SHARES. The Sub-Custodian shall receive from any distributor of the Fund's shares or from the Transfer Agent of the Fund and deposit into the Fund's account such payments as are received for shares of the Fund issued or sold from time to time by the Fund. The Sub-Custodian will provide timely notification to the Custodian, and the Transfer Agent of any receipt by it of payments for shares of the Fund.

    2.6 INVESTMENT AND AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Custodian and the Sub-Custodian, the Sub-Custodian shall, upon the receipt of Proper Instructions,

         1) invest in such instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Sub-Custodian and the Custodian; and

         2) make federal funds available to the Fund as of specified times agreed upon from time to time by the Custodian and the Sub-Custodian in the amount of checks, when cleared within the Federal Reserve System, received in payment for shares of the Fund which are deposited into the Fund's account or accounts.

    2.7 COLLECTION OF INCOME. The Sub-Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held hereunder and shall credit such income, as collected, to the Fund's account. Without limiting the generality of the foregoing, the Sub-Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Arranging for the collection of income due the Fund on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Custodian. The Sub-Custodian will have no duty or responsibility in connection therewith, other than to provide the Custodian with such information or data as may be necessary to assist the Custodian in arranging for the timely delivery to the Sub-Custodian of the income to which the Fund is properly entitled.

    2.8 PAYMENT OF FUND MONIES.  Upon receipt of Proper
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Sub-Custodian shall cause monies of a Fund to be paid out in the following cases only:

         1) Upon the purchase of securities for the account of the Fund but only (a) against the delivery of such securities to the Sub-Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act, as amended, to act as a custodian and has been designated by the Sub-Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in
Section 2.13 hereof; or (c) in the case of repurchase agreements entered into between the Fund and the Sub-Custodian, or another bank, (i) against delivery of the securities either in certificate form or through an entry crediting the Sub-Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Sub-Custodian along with written evidence of the agreement by the Sub-Custodian to repurchase such securities from the Fund;

         2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section
2.2 hereof;

         3) For the redemption or repurchase of shares issued by the Fund as set forth in Section 2.10 hereof;

         4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, custodian and Sub-Custodian, transfer agent and legal fees, including the Custodian's fee; and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

         6)  For transfer to another Sub-Custodian of the Fund;
and

         7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Clerk or an Assistant Clerk, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

    2.9 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF
SECURITIES PURCHASED. In any and every case where payment for purchase of securities for the account of a Fund is made by the Sub-Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Custodian to so pay in advance, the Sub-Custodian shall be absolutely liable to the Fund and the Custodian in the event any loss results to the Fund or the Custodian from the failure of the Sub-Custodian to make such payment against delivery of such securities, except that in the case of repurchase agreements entered into by the Fund with a bank which is a member of the Federal Reserve System, the Sub-Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such a repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Sub-Custodian maintained with any Federal Reserve Bank or of the safe-keeping receipt, provided that such securities have in fact been so transferred by book-entry.

    2.10PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF THE FUND. From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and By-Laws and any applicable votes of the Trustees of the Fund pursuant thereto, the Sub-Custodian shall, upon receipt of instructions from the Custodian, make funds available for payment to shareholders of the Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their shares. In connection with the redemption or repurchase of shares of the Fund, the Sub-Custodian, upon receipt of Proper Instructions, is authorized to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of shares of the Fund, the Sub-Custodian, upon receipt of Proper Instructions, shall honor checks drawn on the Sub-Custodian by a shareholder, when presented to the Sub-Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time among the Fund, the Custodian and the Sub-Custodian.

    2.11VARIANCES. The Sub-Custodian may accept securities or cash delivered in settlement of trades notwithstanding variances between the amount of securities or cash so delivered and the amount specified in the instructions furnished to it by the Custodian, provided that the variance in any particular transaction does not exceed (i) $25 in the case of transactions of $1,000,000 or less, and (ii) $50 in the case of transactions exceeding $1,000,000. The Sub-Custodian shall maintain a record of any such variances and notify the Custodian of such variances in periodic transaction reports submitted to the Custodian. The Sub-Custodian will not advise any party with whom the Fund effects securities transactions of the existence of these variance provisions without the consent of the Fund and the Custodian.

    2.12APPOINTMENT OF AGENTS. Without limiting its own responsibility for its obligations assumed hereunder, the Sub-Custodian may at any time and from time to time engage, at its own cost and expense, as an agent to act for the Fund on the Sub-Custodian's behalf with respect to any such obligations any bank or trust company which meets the requirements of the 1940 Act, and the rules and regulations thereunder, to perform services delegated to the Sub-Custodian hereunder, provided that the Fund shall have approved in writing any such bank or trust company and the Sub-Custodian shall give prompt written notice to the Custodian and the Fund of any such engagement. All agents of the Sub-Custodian shall be subject to the instructions of the Sub-Custodian and not the Custodian. The Sub-Custodian may, at any time in its discretion, and shall at the Custodian's direction, remove any bank or trust company which has been appointed as an agent, and shall in either case promptly notify the Custodian and the Fund in writing of the completion of any such action.

    The agents which the Fund has approved to date are set forth in Schedule B hereto. Schedule B shall be amended from time to time as approved agents are changed, added or deleted. The Custodian shall be responsible for informing the Sub-Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Schedule B, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for the Sub-Custodian to complete the appropriate contractual and technical arrangements with such agent. The engagement by the Sub-Custodian of one or more agents to carry out such of the provisions of this Section 2 shall not relieve the Sub-Custodian of its responsibilities or liabilities hereunder.

    2.13DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS. The Sub-Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury (collectively referred to herein as "Securities System") in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations (including Rule 17f-4 of the 1940 Act), and subject to the following provisions:

         1) The Sub-Custodian may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Sub-Custodian in the Securities System which shall not include any assets other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Sub-Custodian with respect to securities of the Fund which are maintained in a Securities
System shall identify by book-entry those securities belonging to the Fund;

         3) The Sub-Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Sub-Custodian to reflect such payment and transfer for the account of the Fund. The Sub-Custodian shall transfer securities sold for the account of the Fund upon (a) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (b) the making of an entry on the records of the Sub-Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Sub-Custodian and be provided to the Fund or the Custodian at the Custodian's request. The Sub-Custodian shall furnish the Custodian confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Custodian copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

         4) The Sub-Custodian shall provide the Custodian with any report obtained by the Sub-Custodian on the Securities
System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

         5) The Sub-Custodian shall have received the initial or annual certificate, as the case may be, required by Section
2.10 hereof;

         6) Anything to the contrary in this Agreement notwithstanding, the Sub-Custodian shall be liable to the Fund and the Custodian for any loss or damage to the Fund or the Custodian resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Sub-Custodian or any of its agents or of any of its or their employees or from failure of the Sub-Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Custodian, it shall be entitled to be subrogated to the rights of the Sub-Custodian with respect to any claim against the Securities System or any other person which the Sub-Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund and the Custodian have not been made whole for any such loss or damage.

    2.14OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Sub-Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities held by it hereunder and in connection with transfers of securities.

    2.15PROXIES. The Sub-Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Custodian such proxies, all proxy soliciting materials and all notices relating to such securities.

    2.16COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES.
The Sub-Custodian shall transmit promptly to the Custodian all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Sub-Custodian from issuers of the securities being held for the account of the Fund. With respect to tender or exchange offers, the Sub-Custodian shall transmit promptly to the Custodian all written information received by the Sub-Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transactions, the Custodian shall notify the Sub-Custodian of the action the Fund desires the Sub-Custodian to take; provided, however, that the Sub-Custodian shall not be liable to the Fund or the Custodian for the failure to take any such action unless such instructions are received by the Sub-Custodian at least two business days prior to the date on which the Sub-Custodian is to take such action.

    2.17PROPER INSTRUCTIONS. Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more persons who are authorized by the Trustees of the Fund and by vote of the Board of Directors of the Custodian.
Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Sub-Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Custodian shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Clerk or an Assistant Clerk as to the authorization by the Trustees of the Funds accompanied by a detailed description of procedures approved by the Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices, provided that the Trustees, the Custodian and the Sub-Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. Notwithstanding the foregoing, no Trustee, officer, employee or agent of the Fund shall be permitted access to any securities or similar investments of the Fund deposited with the Sub-Custodian or any agent for any reason except in accordance with the provisions of Rule 17f-2 under the 1940 Act.

    2.18ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.  The Sub-
Custodian may in its discretion, without express authority from the Custodian:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund and the Custodian;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund held by the Sub-Custodian hereunder except as otherwise directed by the Custodian or the Trustees of the Fund.

    2.19EVIDENCE OF AUTHORITY. The Sub-Custodian shall be protected in acting upon any instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund or the Custodian as custodian of the Fund. The Sub-Custodian may receive and accept a certified copy of a vote of the Trustees of the Fund or the Board of Directors of the Custodian, as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Trustees pursuant to the Declaration of Trust and By-Laws and the Board of Directors of the Custodian, as the case may be as described in such vote, and such vote may be considered as in full force and effect until receipt by the Sub-Custodian of written notice to the contrary.

    3. PERFORMANCE STANDARDS; PROTECTION OF THE FUND. The Sub-Custodian shall use its best efforts to perform its duties hereunder in accordance with the standards set forth in Schedule C hereto. Schedule C may be amended from time to time as agreed to by the Custodian and the Trustees of the Fund.

    4. RECORDS. The Sub-Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trustees of the Fund to keep the books of account of the Funds or, if directed in writing to do so by the Custodian, shall itself keep such books of account. The Sub-Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Custodian under its Custodian Agreement with the Fund under the 1940 Act, with particular attention to Sections 17(f) and 31 thereof and Rules 17f-2, 31a-1 and 31a-2 thereunder, applicable federal and state tax laws, and any other law or administrative rules or procedures which may be applicable to the Fund or the Custodian. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Sub-Custodian be open for inspection by duly authorized officers, employees or agents of the Custodian and the Fund and employees and agents of the Securities and Exchange Commission. The Sub-Custodian shall, at the Custodian's request, supply the Custodian with a tabulation of securities owned by the Fund and held under this Agreement and shall, when requested to do so by the Custodian and for such compensation as shall be agreed upon between the Custodian and Sub-Custodian, include certificate numbers in such tabulations.

    5. OPINION AND REPORTS OF THE FUND'S INDEPENDENT ACCOUNTANTS. The Sub-Custodian shall take all reasonable actions, as the Custodian may from time to time request, to obtain from year to year favorable opinions from the Fund's independent public accountants with respect to its activities hereunder in connection with the preparation of the Fund's registration statements and amendments thereto, the Fund's reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

    6. REPORTS OF SUB-CUSTODIAN'S INDEPENDENT ACCOUNTANTS. The Sub-Custodian shall provide the Custodian, at such times as the Custodian may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Sub-Custodian under this Agreement; such reports, which shall be of sufficient scope and in sufficient detail as may reasonably be required by the Custodian, shall provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, shall so state.

    7. COMPENSATION. The Sub-Custodian shall be entitled to reasonable compensation for its services and expenses as Sub-
Custodian, as agreed upon from time to time between the Custodian and the Sub-Custodian.

    8. RESPONSIBILITY OF SUB-CUSTODIAN. The Sub-Custodian shall exercise reasonable care and diligence in carrying out the provisions of this Agreement and shall not be liable to the Fund or the Custodian for any action taken or omitted by it in good faith without negligence. So long as and to the extent that it is in the exercise of reasonable care, the Sub-Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Sub-Custodian with respect to redemptions effected by check shall be in accordance with a separate agreement entered into between the Custodian and the Sub-Custodian.

    The Sub-Custodian shall protect the Fund and the Custodian from direct losses to the Fund resulting from any act or failure to act of the Sub-Custodian in violation of its duties hereunder or of law and shall maintain customary errors and omissions and fidelity insurance policies in an amount not less than $25 million to cover losses to the Fund resulting from any such act or failure to act.

    If the Custodian requires the Sub-Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Sub-Custodian, result in the Sub-Custodian's being liable for the payment of money or incurring liability of some other form, the Custodian, as a prerequisite to requiring the Sub-Custodian to take such action, shall provide indemnity to the Sub-Custodian in an amount and form satisfactory to it.

    The Custodian agrees to indemnify and hold harmless the Sub-Custodian from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its own negligent action, negligent failure to act or willful misconduct. To secure any such authorized charges and any advances of cash or securities made by the Sub-Custodian to or for the benefit of the Fund for any purpose which results in the Fund's incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Custodian on behalf of the Fund, unless prohibited from doing so by one or more of the Fund's fundamental investment restrictions, hereby represents that it has obtained from the Fund authorization to apply available cash in any account maintained by the Sub-Custodian on behalf of the Fund and a security interest in and pledge to it of securities held for the Fund by the Sub-Custodian, in an amount not to exceed the amount not prohibited by such restrictions, for the purposes of securing payment of any such advances, and that the Fund has agreed, from time to time, to designate in writing, or to cause its investment adviser to designate in writing, the specific securities subject to such security interest and pledge. The Custodian hereby assigns the benefits of such security interest and pledge to the Sub-Custodian, and agrees that, should the Fund or the Custodian fail to repay promptly any advances of cash or securities, the Sub-Custodian shall be entitled to use such available cash and to dispose of such pledged securities as is necessary to repay any such advances.

    9. SUCCESSOR SUB-CUSTODIAN. If a successor Sub-Custodian shall be appointed by the Custodian, the Sub-Custodian shall, upon termination, cause to be delivered to such successor Sub-Custodian, duly endorsed and in the form for transfer, all securities then held by it, shall cause the transfer to an account of the successor Sub-Custodian all of the Fund's securities held in a Securities System and shall cause to be delivered to such successor Sub-Custodian all funds and other property held by it or any of its agents.

    If no such successor Sub-Custodian shall be appointed, the Sub-Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, cause to be delivered at the office of the Sub-Custodian and transfer such securities, funds and other properties in accordance with such vote.

    In the event that no written order designating a successor Sub-Custodian or certified copy of a vote of the Trustees shall have been delivered to the Sub-Custodian on or before the date when such termination shall become effective, then the Sub-Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Sub-Custodian and its agents and all instruments held by the Sub-Custodian and its agents relative thereto and all other property held by it and its agents under this Agreement and to cause to be transferred to an account of such successor Sub-Custodian all of the Fund's securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Sub-Custodian under this Agreement.

    In the event that securities, funds and other properties remain in the possession of the Sub-Custodian after the date of termination hereof owing to failure of the Custodian to obtain the certified copy of vote referred to or of the Trustees to appoint a successor Sub-Custodian, the Sub-Custodian shall be entitled to fair compensation for its services during such period as the Sub-Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Sub-Custodian shall remain in full force and effect.

    Upon termination, the Sub-Custodian shall, upon receipt of a certified copy of a vote of the Trustees of the Fund, cause to be delivered to any other Sub-Custodian designated in such vote such assets, securities and other property of the Fund as are designated in such vote, or pursuant to Proper Instructions, cause such assets, securities and other property of the Fund as are designated by the Custodian to be delivered to one or more of the sub-custodians designated on Schedule D hereto, as from time to time amended.

    10. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than thirty (30) days after the date of mailing; provided, however, that the Sub-Custodian shall not act under Section 2.13 hereof in the absence of receipt of an initial certificate of the Clerk or an Assistant Clerk that the Trustees of the Fund have approved the initial use of a particular Securities System and the receipt of an annual certificate of the Clerk or an Assistant Clerk that the Trustees have reviewed the use by the Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940; and provided, further, however, that the Custodian shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations or any provision of the Declarations of Trust or By-Laws of the Fund; and provided, further, that the Custodian may at any time, by action of its Board of Directors, or the Trustees of the Fund, as the case may be, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Sub-Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

    Upon termination of this Agreement, the Custodian shall pay to the Sub-Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Sub-Custodian for its reimbursable costs, expenses and disbursements.

    11. AMENDMENT AND INTERPRETATION. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

    In connection with the operation of this Agreement, the Sub-Custodian and the Custodian may from time to time agree in writing on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

    12. GOVERNING LAW. This Agreement is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.

    13. NOTICES. Notices and other writings delivered or mailed postage prepaid to the Custodian addressed to the Custodian
attention:            , or to such other person or address as the
Custodian may have designated to the Sub-Custodian in writing, or
to the Sub-Custodian at           , or to such other address as
the Sub-Custodian may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

    14. BINDING OBLIGATION. This Agreement shall be binding on and shall inure to the benefit of the Custodian and the Sub-Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

    15. PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior contracts between the Fund or the Custodian and the Sub-Custodian relating to the custody of the Fund's assets.

    16. DECLARATION OF TRUST. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that the obligations of or arising out of this instrument are not binding upon any of the Trustees or beneficiaries individually but binding only upon the assets and property of the Funds.

    IN WITNESS WHEREOF, each of the parties has caused this
instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as
of the    day of        , 199  .

                         PUTNAM FIDUCIARY TRUST COMPANY


                         By ---------------------------
                        (SUB-CUSTODIAN)


                         By ---------------------------

                                                     EXHIBIT 1(A)

             MASTER FOREIGN SUB-CUSTODIAN AGREEMENT


    AGREEMENT made this       day of            , 199  , between
Putnam Fiduciary Trust Company, a Massachusetts-chartered trust
company (the "Custodian"), and                                ,
(the "Sub-Custodian").

    WHEREAS, the Sub-Custodian represents to the Custodian that it is eligible to serve as a custodian for a management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and

    WHEREAS, the Custodian has entered into a Custodian
Agreement between it and each of the Putnam Funds listed in Schedule A to this Agreement, each of such Funds acting on its own behalf separately from all the other Funds and not jointly or jointly and severally with any of the other Funds (each of the Funds being hereinafter referred to as the "Fund"), and

    WHEREAS, the Custodian and the Fund desire to utilize sub-custodians for the purpose of holding cash and securities of the Fund, and

    WHEREAS, the Custodian wishes to appoint the Sub-Custodian as the Fund's Sub-Custodian,

    NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


10 APPOINTMENT OF SUB-CUSTODIAN. The Custodian hereby employs and appoints the Sub-Custodian as a sub-custodian for safekeeping of securities and other assets of the Fund for the term and subject to the provisions of this Agreement. Upon request, the Custodian shall deliver to the Sub-Custodian such proxies, powers of attorney or other instruments as may be reasonably necessary or desirable in connection with the performance by the Sub-Custodian of its obligations under this Agreement on behalf of the Fund.

    20 DUTIES OF THE SUB-CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY IT. The Custodian may from time to time deposit or direct the deposit of securities or cash owned by the Fund with the Sub-Custodian. The Sub-Custodian shall have no responsibility or liability for or on account of securities, funds or other property of the Fund not so delivered to it. Except for securities and funds held by 17f-5 Sub-Custodians (as defined in Section 2.11(b)) the Sub-Custodian shall hold and dispose of the securities or cash hereafter held by or deposited with the Sub-Custodian as follows:

         2.1. HOLDING SECURITIES. The Sub-Custodian shall hold and, by book-entry or otherwise, identify as belonging to the Fund all non-cash property which has been delivered to the Sub-Custodian. All such securities are to be held or disposed of for, and subject at all times to the instructions of, the Custodian pursuant to the terms of this Agreement. The Sub-Custodian shall maintain adequate records identifying the securities as being held by it as sub-custodian of the Fund.

         2.2. DELIVERY OF SECURITIES. The Sub-Custodian shall release and deliver securities of the Fund held by it hereunder (or in a Securities System account of the Sub-Custodian) only upon receipt of Proper Instructions (as defined in Section 2.19), which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

              1   Upon sale of such securities for the account
of the Fund and receipt of payment therefor, provided, however, that the Sub-Custodian may release and deliver securities prior to the receipt of payment therefor if (i) in the Sub-Custodian's judgment, (A) release and delivery prior to payment is required by the terms of the instrument evidencing the security or (B) release and delivery prior to payment is the prevailing method of settling securities transactions between institutional investors in the applicable market and (ii) release and delivery prior to payment is in accordance with generally accepted trade practice and with any applicable governmental regulations and the rules of Securities Systems or other securities depositories and clearing agencies in the applicable market. The Sub-Custodian agrees, upon request, to advise the Custodian of all pending transactions in which release and delivery will be made prior to the receipt of payment therefor;

               2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

               3) In the case of a sale effected through a Securities
System, in accordance with the provisions of Section 2.12 hereof;

               4) To the depository agent in connection with tender or other similar offers for such securities; provided that, in any such case, the cash or other consideration is thereafter to be delivered to the Sub-Custodian;

               5   To the issuer thereof or its agent when such
securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is thereafter to be delivered to the Sub-Custodian;

               6   To the issuer thereof, or its agent, for
transfer into the name of the Fund or into the name of any nominee or nominees of the Sub-Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or any other name permitted pursuant to Section 2.3; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are thereafter to be delivered to the Sub-Custodian;

               7   Upon the sale of such securities for the
account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that, in any such case, the Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Sub-Custodian's own negligence or willful misconduct;

               8   For exchange or conversion pursuant to any plan
of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, thereafter are to be delivered to the Sub-Custodian;

               9   In the case of warrants, rights or similar
securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;
provided that, in any such case, the now securities and cash, if any, are thereafter to be delivered to the Sub-Custodian;

               10   For delivery in connection with any loans of
securities made by the Fund, but only against receipt of collateral the adequacy and timing of receipt of which shall be as agreed upon from time to time in writing by the Custodian and the Sub-Custodian, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

               11   For delivery as security in connection with
any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

               12   Upon receipt of instructions from the transfer
agent for the Fund (the "Transfer Agent"), for delivery to such Transfer Agent or to the shareholders of the Fund in connection with distributions in kind, in satisfaction of requests by shareholders for repurchase or redemption;

               13   For delivery to the Custodian or another
sub-custodian of the Fund; and

               14   For any other proper purpose, but only upon
receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Clerk or an Assistant Clerk, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purposes to be proper corporate purposes, and naming the person or persons to whom delivery of such securities is to be made.

          2.3.  REGISTRATION OF SECURITIES.  Securities of the
Fund held by the Sub-Custodian hereunder (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Sub-Custodian or any 17f-5 Sub-Custodian or Foreign Depository (as each of those terms is defined in Section 2.11(b)), which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.11(a). Notwithstanding the foregoing, the Sub-Custodian or agent thereof or any 17f-5 Sub-Custodian or Foreign Depository may hold securities of the Fund in a nominee name which is used for its other clients provided that such name is not used by the Sub-Custodian, agent, 17f-5 Sub-Custodian or Foreign Depository for its own securities and that securities of the Fund are, by book-entry or otherwise, at all times identified as belonging to the Fund and distinguished from other securities held for other clients using the same nominee name. In addition, and notwithstanding the foregoing, the Sub-Custodian or agent thereof or 17f-5 Sub-Custodian or Foreign Depository may hold securities of the Fund in its own name if such registration is the prevailing method in the applicable market by which custodians register securities of institutional clients and provided that securities of the Fund are, by book-entry or otherwise, at all times identified as belonging to the Fund and distinguished from other securities held for other clients or for the Sub-Custodian or agent thereof or 17f-5 Sub-Custodian or Foreign Depository. All securities accepted by the Sub-Custodian under the terms of this Agreement shall be in good delivery form.

          2.4. BANK ACCOUNTS. The Sub-Custodian shall open and maintain a separate bank account or accounts in the name of the Fund or of the Custodian for the benefit of the Fund, subject only to draft or order by the Sub-Custodian acting pursuant to the terms of this Agreement or by the Custodian acting pursuant to the Custodian Agreement, and shall hold in such account or accounts, subject to the provisions hereof, to the Sub-Custodian's credit as sub-custodian of the Fund or the Custodian's credit as custodian for the Fund, cash received for the account of the Fund other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act or cash held as deposits with 17f-5 Sub-Custodians in accordance with the following paragraph. The responsibilities of the Sub-Custodian for cash, including foreign currency, of the Fund accepted on the Sub-Custodian's books as a deposit shall be that of a U.S. bank for a similar deposit.

     The Sub-Custodian may open a bank account on the books of a 17f-5 Sub-Custodian in the name of the Fund or of the Sub-Custodian as a sub-custodian for the Fund, and may deposit cash, including foreign currency, of the Fund in such account, and such funds shall be withdrawable only pursuant to draft or order of the Sub-Custodian. The records for such account will be maintained by the Sub-Custodian but such account shall not constitute a deposit liability of the Sub-Custodian. The responsibilities of the Sub-Custodian for deposits maintained in such account shall be the same as and no greater than the Sub-Custodian's responsibility in respect of other portfolio securities of the Fund.

     The Sub-Custodian shall be liable for actual losses incurred by the Fund attributable to any failure on the part of the Sub-Custodian to report accurate cash availability information with respect to the bank accounts referred to in this Section 2.4.

          2.5. PAYMENTS FOR SHARES. The Sub-Custodian shall maintain custody of amounts received from the Transfer Agent of the Fund for shares of the Fund issued by the Fund and sold by its distributor and deposit such amounts into the Fund's account. The Sub-Custodian will provide timely notification to the Custodian and the Transfer Agent of any receipt by it of payments for shares of the Fund.

          2.6. AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Custodian and the Sub-Custodian, the Sub-Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Custodian for the account of the Fund as of specified times agreed upon from time to time by the Custodian and the Sub-Custodian with respect to amounts received by the Sub-Custodian for the purchase of shares of the Fund.

          2.7. COLLECTION OF INCOME. The Sub-Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder, including securities held in a Securities System, to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held hereunder and shall credit such income, as collected, to the Fund's account. Without limiting the generality of the foregoing, the Sub-Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Arranging for the collection of income due the Fund on securities loaned pursuant to the provisions of Section 2.2(10) shall be the responsibility of the Custodian. The Sub-Custodian will have no duty or responsibility in connection therewith, other than to provide the Custodian with such information or data as may be necessary to assist the Custodian in arranging for the timely delivery to the Sub-Custodian of the income to which the Fund is properly entitled.

          2.8.  PAYMENT OF FUND MONIES.  Upon receipt of Proper
Instructions, which may be continuing instructions when deemed appropriate by the parties, the Sub-Custodian shall cause monies of the Fund to be paid out in the following cases only:

               1   Upon the purchase of securities for the account
of the Fund but only (a) against the delivery of such securities to the Sub-Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act, as amended, to act as a custodian and has been designated by the Sub-Custodian as its agent for this purpose) or any 17f-5 Sub-Custodian or any Foreign Depository (as each of those terms is defined in Section 2.11(b)) registered in the name of the Fund or in the name of a nominee referred to in Section 2.3 hereof or in proper form for transfer, provided, however, that the Sub-Custodian may cause monies of the Fund to be paid out prior to delivery of such securities if (i) in the Sub-Custodian's judgment, (A) payment prior to delivery is required by the terms of the instrument evidencing the security or (B) payment prior to delivery is the prevailing method of settling securities transactions between institutional investors in the applicable market and (ii) payment prior to delivery is in accordance with generally accepted trade practice and with any applicable governmental regulations and the rules of Securities Systems or other securities depositories and clearing agencies in the applicable market. The Sub-Custodian agrees, upon request, to advise the Custodian of all pending transactions in which payment will be made prior to the receipt of securities in accordance with the proviso to the foregoing sentence; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof; or (c) (i) in the case of a repurchase agreement entered into between the Fund and the Sub-Custodian, another bank or a broker-dealer, against delivery of the securities either in certificate form or through an entry crediting the Sub-Custodian's or its agent's non-proprietary account at any Federal Reserve Bank with such securities or (ii) in the case of a repurchase agreement entered into between the Fund and the Sub-Custodian, against delivery of a receipt evidencing purchase by the Fund of securities owned by the Sub-Custodian along with written evidence of the agreement by the Sub-Custodian to repurchase such securities from the Fund; or (d) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign, which transfer may be effected prior to receipt of a confirmation of the deposit from the applicable bank or a financial intermediary;

               2) In connection with conversion, exchange or surrender or tender or exercise of securities owned by the Fund as set forth in Section 2.2 hereof;

               3) For the redemption or repurchase of shares issued by the Fund as set forth in Section 2.10 hereof;

               4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, custodian and sub-custodian, transfer agent and legal fees, including the Custodian's fee; and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

               5) For the payment of any dividends or other distributions declared to shareholders of the Fund;

               6) For transfer to the Custodian or another sub-custodian of the Fund; and

               7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees or of the Executive Committee of the Fund signed by an officer of the Fund and certified by its Clerk or Assistant Clerk, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

          2.9. LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. Except as otherwise provided in this Agreement, in any and every case where payment for purchase of securities for the account of the Fund is made by the Sub-Custodian in advance of receipt of the securities purchased in the absence of Proper Instructions from the Custodian to so pay in advance, the Sub-Custodian shall be absolutely liable to the Fund and the Custodian in the event any loss results to the Fund or the Custodian from the payment by the Sub-Custodian in advance of delivery of such securities.

          2.10. PAYMENTS FOR REPURCHASES OR REDEMPTIONS OF SHARES OF THE FUND. From such funds as may be available, the Sub-custodian shall, upon receipt of Proper Instructions, make funds available for payment to a shareholder of the Fund who has delivered to the Transfer Agent a request for redemption or repurchase of shares of the Fund. In connection with the redemption or repurchase of shares of the Fund, the Sub-Custodian, upon receipt of Proper Instructions, is authorized to wire funds to or through a commercial bank designated by the redeeming shareholder. In connection with the redemption or repurchase of shares of the Fund, the Sub-Custodian, upon receipt of Proper Instructions, shall honor checks drawn on the Sub-Custodian by a shareholder, when presented to the Sub-Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time among the Fund, the Custodian and the Sub-Custodian.

          2.11.  APPOINTMENT OF AGENTS AND SUB-CUSTODIANS PURSUANT
TO RULE 17F-5.

          (a) Agents. Without limiting its own responsibility for its obligations assumed hereunder, the Sub-Custodian may at any time and from time to time engage, at its own cost and expense, as an agent to act for the Fund on the Sub-Custodian's behalf with respect to any such obligations any bank or trust company which meets the requirements of the 1940 Act, and the rules and regulations thereunder, to perform services delegated to the Sub-Custodian hereunder, provided that the Fund and the Custodian shall have approved in writing any such bank or trust company. All agents of the Sub-Custodian shall be subject to the instructions of the Sub-Custodian and not the Custodian. The Sub-Custodian may, at any time in its discretion, and shall at the Custodian's direction, remove any bank or trust company which has been appointed as an agent, and shall in either case promptly notify the Custodian and the Fund in writing of the completion of any such action.

     The agents which the Fund has approved to date are set forth in Schedule B hereto. Schedule B shall be amended from time to time as approved agents are changed, added or deleted. The Custodian shall be responsible for informing the Sub-Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Schedule B, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for the Sub-Custodian to complete the appropriate contractual and technical arrangements with such agent. The engagement by the Sub-Custodian of one or more agents shall not relieve the Sub-Custodian of its responsibilities or liabilities hereunder.

          (b) 17f-5 Sub-Custodians. Securities, funds and other property of the Fund may be held by sub-custodians appointed pursuant to the provisions of this Section 2.11 (each, a "17f-5 Sub-Custodian"). The Sub-Custodian may, at any time and from time to time, appoint any bank or trust company (that meets the requirements of a custodian or a foreign custodian under the Investment Company Act of 1940 and the rules and regulations thereunder, including without limitation Rule 17f-5 thereunder, or that has received an order of the Securities and Exchange Commission ("SEC") exempting it from any of such requirements that it does not meet) to act as a 17f-5 Sub-Custodian for the Fund, provided that the Fund shall have approved in writing (1) any such bank or trust company and the sub-custodian agreement to be entered into between such bank or trust company and the Sub-Custodian, and (2) the 17f-5 Sub-Custodian's offices or branches at which the 17f-5 Sub-Custodian is authorized to hold securities, cash and other property of the Fund. Upon such approval by the Fund, the Sub-Custodian is authorized on behalf of the Fund to notify each 17f-5 Sub-Custodian of its appointment as such. The Sub-Custodian may, at any time in its discretion, remove any bank or trust company that has been appointed as a 17f-5 Sub-Custodian.

     Those 17f-5 Sub-Custodians and their offices or branches which the Fund has approved to date are set forth on Schedule C hereto. Such Schedule C shall be amended from time to time as 17f-5 Sub-Custodians, branches or offices are changed, added or deleted. The Custodian shall be responsible for informing the Sub-Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Schedule C, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for the Sub-Custodian to put the appropriate arrangements in place with such 17f-5 Sub-Custodian pursuant to such sub-custodian agreement.

     With respect to the securities and funds held by a 17f-5 Sub-Custodian, either directly or indirectly, including demand and interest bearing deposits, currencies or other deposits and foreign exchange contracts, the Sub-Custodian shall be liable to the Custodian and the Fund if and only to the extent that such 17f-5 Sub-Custodian is liable to the Sub-Custodian and the Sub-Custodian recovers under the applicable sub-custodian agreement, provided, however, that the foregoing limitation shall not apply if such 17f-5 Sub-Custodian's liability to the Sub-Custodian is limited because the applicable sub-custodian agreement does not contain provisions substantially similar to the provisions of
Section 2 (but not including Section 2.12) of this Agreement. The Sub-Custodian shall also be liable to the Custodian and the Fund for its own negligence in transmitting any instructions received by it from the Fund or the Custodian and for its own negligence in connection with the delivery of any securities or funds held by it to any such 17f-5 Sub-Custodian.

     The Custodian or the Fund may authorize the Sub-Custodian or one or more of the 17f-5 Sub-Custodians to use the facilities of one or more foreign securities depositories or clearing agencies (each, a "Foreign Depository") that is permitted to be used by registered investment companies by a Rule or Rules of the SEC or that has received an order of the SEC exempting it from any of such requirements that it does not meet. The records of the Sub-Custodian or a 17f-5 Sub-Custodian employing a Foreign Depository or clearing agency shall identify those securities belonging to the Fund which are maintained in such a Foreign Depository. The engagement by the Sub-Custodian of one or more Foreign Depositories shall not relieve the Sub-Custodian of its responsibilities or liabilities hereunder. The Foreign Depositories which the Fund has approved to date are set forth in Schedule C hereto. Schedule C shall be amended from time to time as approved Foreign Depositories are changed, added or deleted. The Custodian shall be responsible for informing the Sub-Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Schedule C, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for the Sub-Custodian to complete the appropriate contractual and technical arrangements with such Foreign Depository.

     In the event that any 17f-5 Sub-Custodian appointed pursuant to the provisions of this Section 2.11 fails to perform any of its obligations under the terms and conditions of the applicable sub-custodian agreement, the Sub-Custodian shall use its best efforts to cause such 17f-5 Sub-Custodian to perform such obligations. In the event that the Sub-Custodian is unable to cause such 17f-5 Sub-Custodian to perform fully its obligations thereunder, the Sub-Custodian shall forthwith upon the Custodian's request terminate such 17f-5 Sub-Custodian as a sub-custodian for the Fund and, if necessary or desirable, appoint another 17f-5 Sub-Custodian in accordance with the provisions of this Section 2.11. At the election of the Custodian, it shall have the right to enforce and shall be subrogated to the Sub-Custodian's rights against any such 17f-5 Sub-Custodian for loss or damage caused the Fund by such 17f-5 Sub-Custodian.

     At the written request of the Fund, the Sub-Custodian will terminate as a sub-custodian for the Fund any 17f-5 Sub-Custodian appointed pursuant to the provisions of this Section 2.11 in accordance with the termination provisions under the applicable sub-custodian agreement. The Sub-Custodian will not amend any sub-custodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Fund.

     In the event the Sub-Custodian makes any payment to a 17f-5 Sub-Custodian under the indemnification provisions of any sub-custodian agreement, no more than thirty days after written notice to the Custodian of the Sub-Custodian's having made such payment, the Custodian will reimburse the Sub-Custodian the amount of such payment except in respect of any negligence or misconduct of the Sub-Custodian.

          2.12.  DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS.
The Sub-Custodian may deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury or by a federal agency (collectively referred to herein as "Securities System") in accordance with applicable rules and regulations (including Rule 17f-4 of the 1940 Act), and subject to the following provisions:

               1) The Sub-Custodian may, either directly or through one or more agents, keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of the Sub-Custodian or such an agent in the Securities System which shall not include any assets other than assets held as a fiduciary, custodian or otherwise for customers;

               2) The records of the Sub-Custodian with respect to securities of the Fund which are maintained in a Securities
System shall identify by book-entry those securities belonging to the Fund;

               3) The Sub-Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Sub-Custodian to reflect such payment and transfer for the account of the Fund. The Sub-Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Sub-Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Sub-Custodian or such an agent and be provided to the Fund or the Custodian at the Custodian's request. The Sub-Custodian shall furnish the Custodian confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Custodian copies of daily transaction statements reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

               4) The Sub-Custodian shall provide the Custodian with any report obtained by the Sub-Custodian on the Securities System's accounting system, internal accounting controls and procedures for safeguarding securities deposited in the Securities System;

               5) The Sub-Custodian shall utilize only such Securities Systems as are set forth in a list provided by the Custodian of Securities Systems approved for use by the Board of Trustees of the Fund, which list will be amended from time to time by the Custodian as may be necessary to reflect any subsequent action taken by the Trustees of the Fund;

               6) Anything to the contrary in this Agreement notwithstanding, the Sub-Custodian shall be liable to the Fund and the Custodian for any loss or damage to the Fund or the Custodian resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Sub-Custodian or any of its agents or of any of its or their employees or from failure of the Sub-Custodian or any such agent or employee to enforce effectively such rights as it may have against the Securities System. At the election of the Custodian, it shall be entitled to be subrogated to the rights of the Sub-Custodian with respect to any claim against the Securities System or any other person which the Sub-Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund and the Custodian have not been made whole for any such loss or damage.

          2.13. DEPOSITARY RECEIPTS. Only upon receipt of Proper Instructions, the Sub-Custodian shall instruct a 17f-5 Sub-Custodian appointed pursuant to Section 2.11(b) hereof or an agent of the Sub-Custodian appointed pursuant to Section 2.11(a) hereof (an "Agent") to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the 17f-5 Sub-Custodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Sub-Custodian, or a nominee of the Sub-Custodian, for delivery to the Sub-Custodian in Boston, Massachusetts, or at such other place as the Sub-Custodian may from time to time designate.

     Only upon receipt of Proper Instructions, the Sub-Custodian shall surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Sub-Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to a 17f-5 Sub-Custodian or an Agent.

          2.14. FOREIGN EXCHANGE TRANSACTIONS AND FUTURES CONTRACTS. Only upon receipt of Proper Instructions, the Sub-Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of the Fund or shall enter into futures contracts or options on futures contracts. Such transactions may be undertaken by the Sub-Custodian with such banking institutions, including the Sub-Custodian and 17f-5 Sub-Custodian(s) appointed pursuant to Section 2.11(b), as principals, as approved and authorized by the Fund. In connection with such transaction, the Sub-Custodian is authorized to make free outgoing payments of cash in the form of U.S. Dollars or foreign currency without receiving confirmation of a foreign exchange contract, futures contract or option thereon or confirmation that the countervalue currency completing the foreign exchange contract or futures contract has been delivered or received or that the option has been delivered or received. Foreign exchange contracts, futures contracts and options, other than those executed with the Sub-Custodian as principal, shall for all purposes of this Agreement be deemed to be portfolio securities of the Fund.

          2.15. OPTION TRANSACTIONS. Only upon receipt of Proper Instructions, the Sub-Custodian shall enter into option transactions in accordance with the provisions of any agreement among the Fund, the Custodian, and/or the Sub-Custodian and a broker-dealer.

          2.16. OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Sub-Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities held by it hereunder and in connection with transfers of securities.

          2.17. PROXIES. The Sub-Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered other than in the name of the Fund, all proxies that are received by the Sub-Custodian, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Custodian such proxies, all proxy soliciting materials and all notices relating to such securities.

          2.18. COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES. The Sub-Custodian shall transmit promptly to the Custodian all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by the Sub-Custodian from issuers of the securities being held for the account of the Fund. With respect to tender or exchange offers, the Sub-Custodian shall transmit promptly to the Custodian all written information received by the Sub-Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transactions, the Custodian shall notify the Sub-Custodian of the action the Fund desires the Sub-Custodian to take; provided, however, that the Sub-Custodian shall not be liable to the Fund or the Custodian for the failure to take any such action unless Proper Instructions are received by the Sub-Custodian at least two business days prior to the date on which the Sub-Custodian is to take such action, or in the case of foreign securities, such longer periods as shall have been agreed upon in writing by the Custodian and the Sub-Custodian, which may be in the form of written operating procedures or standards.

          2.19. PROPER INSTRUCTIONS. Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more persons who are authorized by the Trustees of the Fund and by the Custodian. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if the Sub-Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Custodian shall cause all oral instructions to be confirmed in writing. Proper Instructions shall also include communications effected directly between the Custodian and Sub-Custodian by electro-mechanical or electronic devices, provided that the Custodian and the Sub-Custodian have approved such procedures. Notwithstanding the foregoing, no Trustee, officer, employee or agent of the Fund shall be permitted access to any securities or similar investments of the Fund deposited with the Sub-Custodian or any agent for any reason except in accordance with the provisions of Rule 17f-2 under the 1940 Act.

          2.20. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY. The Sub-Custodian may in its discretion, without express authority from the Custodian:

               1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Custodian;

               2) surrender securities in temporary form for securities in definitive form;

               3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

               4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund held by the Sub-Custodian hereunder except as otherwise directed by the Custodian.

          2.21. EVIDENCE OF AUTHORITY. The Sub-Custodian shall be protected in acting upon any instruction, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund or the Custodian as custodian of the Fund.

          2.22. PERFORMANCE STANDARDS. The Sub-Custodian shall use its best efforts to perform its duties hereunder in accordance with such standards as are agreed upon from time to time by the Custodian and the Sub-Custodian.

     3. RECORDS. The Sub-Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trustees of the Fund to keep the books of account of the Fund or, if directed in writing to do so by the Custodian, shall itself keep such books of account. The Sub-Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Sections 17(f) and 31 thereof and Rules 17f-2, 31a-1 and 31a-2 thereunder; the Sub-Custodian shall also create and maintain such records as are required by applicable federal and state tax laws, and any other law or administrative rules or procedures which may be applicable to the Fund or the Custodian, such laws, rules or procedures to be specified by the Custodian from time to time. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Sub-Custodian be open for inspection by duly authorized officers, employees or agents of the Custodian and the Fund and employees and agents of the Securities and Exchange Commission. The Sub-Custodian shall, at the Custodian's request, supply the Custodian with a tabulation of securities owned by the Fund and held under this Agreement and shall, when requested to do so by the Custodian and for such compensation as shall be agreed upon between the Custodian and Sub-Custodian, include certificate numbers in such tabulations.

     4. Opinion and Reports of the Fund's Independent Accountant. The Sub-Custodian shall take all reasonable actions, as the Custodian may from time to time request, to furnish such information with respect to its activities hereunder as the Fund's independent public accountant may request in connection with the accountant's verification of the Fund's securities and similar investments as required by Rule 17f-2 under the 1940 Act, the preparation of the Fund's registration statement and amendments thereto, the Fund's reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

     5. Reports of Sub-Custodian's Independent Accountant. The Sub-Custodian shall provide the Custodian, at such times as the Custodian may reasonably require, with reports by an independent public accountant on the accounting system, internal accounting controls and procedures for safeguarding securities, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Sub-Custodian under this Agreement; such reports, which shall be of sufficient scope and in sufficient detail as may reasonably be required by the Custodian, shall provide reasonable assurance that any material inadequacies would be disclosed by such examination, and if there are no such inadequacies, shall so state.

     6. Compensation. The Sub-Custodian shall be entitled to reasonable compensation for its services and expenses as sub-custodian, as agreed upon from time to time between the Custodian and the Sub-Custodian.

     7. Responsibility of Sub-Custodian. The Sub-Custodian shall exercise reasonable care and diligence in carrying out the provisions of this Agreement and shall not be liable to the Fund or the Custodian for any action taken or omitted by it in good faith without negligence or willful misconduct. So long as and to the extent that it is in the exercise of reasonable care, the Sub-Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and, if in writing, reasonably believed to be signed by the proper party or parties. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Sub-Custodian with respect to redemptions effected by check shall be in accordance with a separate agreement entered into between the Custodian and the Sub-Custodian. It is also understood that the Sub-Custodian shall not be liable for any loss resulting from a Sovereign Risk. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Sub-Custodian's control.

     The Sub-Custodian shall protect the Fund and the Custodian from losses to the Fund resulting from any act or failure to act of the Sub-Custodian in violation of its duties hereunder or of any law applicable to the Sub-Custodian's duties hereunder.

     If the Custodian requires the Sub-Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Sub-Custodian, result in the Sub-Custodian's being liable for the payment of money or incurring liability of some other form, the Custodian, as a prerequisite to requiring the Sub-Custodian to take such action, shall provide indemnity to the Sub-Custodian in an amount and form satisfactory to the Sub-Custodian.

     The Custodian agrees to indemnify and hold harmless the Sub-Custodian from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) (collectively, "Authorized Charges") incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its own negligent action, negligent failure to act or willful misconduct. The Sub-Custodian is authorized to charge any account of the Fund for such items and such fees. To secure any such Authorized Charges and any advances of cash or securities made by the Sub-Custodian to or for the benefit of the Fund for any purpose which results in the Fund's incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Custodian on behalf of the Fund hereby represents that it has obtained from the Fund authorization to apply available cash in any account maintained by the Sub-Custodian on behalf of the Fund and a security interest in and pledge to the Sub-Custodian of securities of the Fund held by the Sub-Custodian (including those which may be held in a Securities System) up to a maximum of 10% of the value of the net assets held by the Sub-Custodian for the purposes of securing payment of any Authorized Charges and any advances of cash or securities, and that the Fund has agreed, from time to time, to designate in writing, or to cause its investment adviser to, or permit the Custodian to, designate in writing, the securities subject to such security interest and pledge with such specificity and detail as the Sub-Custodian may reasonably request (and in the absence of such designation to permit the Sub-Custodian so to designate securities). The Custodian hereby grants on behalf of the Fund a security interest and pledge to the Sub-Custodian, as aforesaid, in securities and available cash, as security for any Authorized Charges and any advances of cash or securities and agrees that, should the Fund or the Custodian fail to repay promptly any Authorized Charges and any advances of cash or securities, the Sub-Custodian shall be entitled to use such available cash and to dispose of such pledged securities as is necessary to repay any such Authorized Charges or any advances of cash or securities and to exercise the rights of a secured party under the Uniform Commercial Code.

     The Custodian agrees not to amend the third paragraph of
Section 9 of the Custodian Agreement unless it provides the Sub-Custodian with at least thirty (30) days' prior written notice of the substance of any proposed amendments, provided that the foregoing shall not be construed to in any way to provide that the Sub-Custodian's consent shall be required to make such an amendment effective or that the Sub-Custodian's failure to give such consent shall in any way affect its obligations under this Agreement.

     8. SUCCESSOR SUB-CUSTODIAN. If a successor sub-custodian shall be appointed by the Custodian, the Sub-Custodian shall, upon termination and upon receipt of Proper Instructions, cause to be delivered to such successor sub-custodian, duly endorsed and in the form for transfer, all securities, funds and other property of the Fund then held by it and all instruments held by the Sub-Custodian related thereto and cause the transfer to an account of the successor sub-custodian all of the Fund's securities held in any Securities Systems.

     If no such successor sub-custodian shall be appointed, the Sub-Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Fund, cause to be transferred such securities, funds and other property in accordance with such vote.

     In the event that no written order designating a successor sub-custodian or certified copy of a vote of the Trustees shall have been delivered to the Sub-Custodian on or before the date when such termination shall become effective, then the Sub Custodian shall have the right to deliver to a bank or trust company, which meets the requirements of the 1940 Act and the rules and regulations thereunder, all securities, funds and other properties of the Fund. Thereafter, such bank or trust company shall be the successor of the Sub-Custodian under this Agreement.

     In the event that securities, funds and other property remain in the possession of the Sub-Custodian after the date of termination hereof owing to failure of the Custodian to obtain a certified copy of the Trustees appointing a successor sub custodian, the Sub-Custodian shall be entitled to fair compensation for its services during such period as the Sub Custodian retains possession of such securities, funds and other property and the provisions of this Agreement relating to the duties and obligations of the Sub-Custodian shall remain in full force and affect.

     9. EFFECTIVE PERIOD; TERMINATION AND AMENDMENT. This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than thirty (30) days after the date of mailing; provided, that either party may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

     Upon termination of this Agreement, the Custodian shall pay to the Sub-Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Sub-Custodian for its reimbursable costs, expenses and disbursements. The provisions of Section 7, including, until any Authorized Charges and any advances of cash or securities referred to therein are repaid, all liens and security interests created pursuant thereto, and all rights to indemnification, shall survive any termination of this Agreement.

     10. INTERPRETATION. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. In connection with the operation of this Agreement, the Sub-Custodian and the Custodian may from time to time agree in writing on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.
No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     11. GOVERNING LAW. This Agreement is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the internal laws of said Commonwealth, without regard to principles of conflicts of law.

     12. NOTICES. Notices and other writings delivered or mailed postage prepaid to the Custodian addressed to the Custodian attention: George H. Crane, Senior Vice President, The Putnam Companies, 99 High Street, Boston, MA 02109 or to such other person or address as the Custodian may have designated to the Sub Custodian in writing, or to the Sub-Custodian attention:
or to such other address as the SubCustodian may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given hereunder to the respective addressee.

     13. BINDING OBLIGATION. This Agreement shall be binding on and shall inure to the benefit of the Custodian and the Sub Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

     14. PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior contracts between the Fund or the Custodian and the Sub-Custodian relating to the custody of the Fund's assets.

     15. DECLARATION OF TRUST. A copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that the obligations of or arising out of this instrument are not binding upon any of the Trustees or beneficiaries individually but binding only upon the assets and property of the Fund.

     IN WITNESS WHEREOF, each of the parties has caused this
instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as
of the        day of                  , 199  .

                         PUTNAM FIDUCIARY TRUST COMPANY

                         By--------------------------------
                           Name:
                           Title:

                         (Sub-Custodian)

                         By---------------------------------
                           Name:
                           Title:

     The Sub-Custodian and Putnam Investments, Inc. ("Putnam"), the sole owner of the Custodian, agree that Putnam shall be the primary obligor with respect to compensation due the Sub-Custodian pursuant to Section 6 of this Agreement in connection with the Sub-Custodian's performance of its responsibilities hereunder. The Custodian and Putnam agree to take all actions necessary and appropriate to assure that the Sub-Custodian shall be compensatedin the amounts and on the schedule agreed to by the Custodian and the Sub-Custodian pursuant to Section 6.

                         PUTNAM INVESTMENTS, INC.


                         By:-------------------------------
                            Name:
                            Title:

                         PUTNAM FIDUCIARY TRUST COMPANY


                         By:--------------------------------
                            Name:
                            Title:

                         (Sub-Custodian)

                         By:----------------------------------
                            Name:
                            Title:



                  PFTC TRANSITION FEE SCHEDULE

1.  ACCOUNT MAINTENANCE

         Provide daily cash availability reports; provide daily cash transactions reports; maintain cash account for each Fund, process check disbursements; record cash receipts and cash disbursements; process checks received, disburse expenses as authorized; collect income; process paydowns; expedite trade settlement of security transactions; report on buy and sell fails; make claims against brokers as required; consolidate information from sub-custodians and prepare and deliver reports as necessary; provide information on securities "out for transfer"; provide security position and income reconcilement reports; provide corporate action information; select and manage sub-custodian bank relationships; negotiate fees with sub-custodians, and complete other duties as required.

    First $100 million of net assets*      5.0 basis points
    Next $100 million of net assets        4.0 basis points
    Next $200 million of net assets        2.0 basis points
    More than $400 million of net assets   0.2 basis points

    *  The foregoing fee schedule is applied per Fund.

2.  HOLDINGS CHARGE

         Provide safekeeping for securities; monitor and report on relevant security capital changes:

    Per position per year   $90.00

3.  TRANSACTION FEES

         Transaction charges for receiving and delivering securities; processing principal and interest paydowns on mortgage-backed securities:

    DTC receipt or delivery                $15.00
    FBE receipt or delivery                $15.00
    GNMA receipt or delivery               $25.00
    Non-GNMA physicals receipt or delivery $25.00
    Non-GNMA physical bond maturities      $25.00
    Short-term maturities                  $20.00
    GNMA principal and interest payments
      (physical) per pool per month        $10.00
    GNMA principal and interest payments
      (PTC) per pool per month             $ 5.00

4.  FEE CREDITS

         The aggregate fees set forth in Sections 1, 2 and 3 above shall be reduced prospectively by crediting the Funds with such credits as the Funds have customarily received from custodians, plus an amount equal to 50% of the net pre-tax profits attributable to PFTC's custodian activities (before such extraordinary items as are not properly chargeable as an expense to purchasers of custodian services) to the extent such profits would increase PFTC's pre-tax profit margin attributable to such activities above 30% and by crediting the Funds an amount equal to 70% of such profits to the extent such profits would increase such margin above 40%.

         The customary credits referred to above shall be credited to the Funds quarterly, as part of the normal billing process. With respect to the credits, if any, attributable to PFTC's pre-tax profits, on or before the calendar quarter ending March 31 of each transition year. The Custodian shall apply the appropriate credit for the preceding calendar year against the custody fees billed to the Funds for such quarter and it shall apply the unapplied balance, if any, of such credit to the custody fees billed to the Fund in each successive quarter until such credit shall have been fully applied. The Custodian's calendar year-end financial statements (and the profit margin reflected therein) shall be reviewed by the independent public accountants of the Funds, and an appropriate adjustment to the credit, if any, due the Fund in respect of such year will be made following the end of the next succeeding quarter after which the amount of such adjustment is determined.

         The fee credits provided for above shall be allocated among the Funds on the basis of each Fund's pro rata share of the aggregate custody fees billed by the Custodian (before any fee reduction) or on such other basis as the Trustees of the Funds may from time to time determine.

5.  OUT-OF-POCKET EXPENSES

         Ordinary and customary charges of the Custodian or a Sub-Custodian in providing security settlements and related payments including, but not limited to, the following:

    Postage and security transfer insurance
    International communications charges (re:  Telex, Swift)
    Armored car
    Courier service
    Wire charges (incoming and outgoing)
    Archives
    Photocopies
    Book-entry deposit and withdrawal charges
    Securities transfer charges
    Interest collection for securities held in "street name",
       per payment
    Cost of transfer agent proof
    Internal control review audit letter

6.  EXPENSE LIMITATION DURING TRANSITION

         During the transition, the fees and expenses set forth above shall not in any event exceed the charges payable by the Fund pursuant to that certain custodian agreement, dated February 12, 1988, between the Fund and State Street Bank & Trust Company ("the SSB Contract"), as if the SSB Contract had continued in effect during the term of this Agreement, taking into account all variables, including transaction volume, new Funds, changes in component asset mix, etc. During the transition, the Custodian shall furnish the Fund quarterly a calculation of the charges payable under the SSB Contract and shall reduce the charges payable hereunder to the extent such charges would exceed the charges under the SSB Contract. Subsequent to the close of PFTC's fiscal year, based upon PFTC's audited financial statements, passed on by the Funds' independent accountants, PFTC's aggregate charges pursuant to this Fee Schedule for the year (or portion thereof) shall be calculated and compared to the amount that would have been charged pursuant to the SSB Contract. In the event that such comparison shall show either an overcharge or an undercharge for such year, PFTC or the Fund, as the case may be, shall reimburse the other in the amount of such overcharge or undercharge.


                           SCHEDULE A

Putnam American Government Income Fund
Putnam Arizona Tax Exempt Income Fund
Putnam Asia Pacific Growth Fund
Putnam Asset Allocation Funds
     - Balanced Portfolio
     - Conservative Portfolio
     - Growth Portfolio
Putnam Balanced Retirement Fund
Putnam California Investment Grade Municipal Trust
Putnam California Tax Exempt Income Fund
Putnam California Tax Exempt Money Market Fund
Putnam Capital Appreciation Fund
Putnam Convertible Income-Growth Trust
Putnam Convertible Opportunities and Income Trust
Putnam Diversified Equity Trust
Putnam Diversified Income Trust
Putnam Dividend Income Fund
Putnam Equity Income Fund
Putnam Europe Growth Fund
Putnam Florida Tax Exempt Income Fund
Putnam Funds Trust
     -Putnam Asia Pacific Fund II
     -Putnam Equity Fund 98
     -Putnam Growth Fund
     -Putnam High Yield Total Return
     -Putnam High Yield Trust II
     -Putnam International Growth and Income Fund
     -Putnam Investment Fund 98
     -Putnam Latin America Fund
     -Putnam U.S. Core Fund
     -Putnam Value Fund
The George Putnam Fund of Boston
Putnam Global Governmental Income Trust
Putnam Global Growth Fund
Putnam Global Natural Resources Fund
The Putnam Fund for Growth and Income
Putnam Growth and Income Fund II
Putnam Health Sciences Trust
Putnam High Income Convertible and Bond Fund
Putnam High Quality Bond Fund
Putnam High Yield Advantage Fund
Putnam High Yield Trust
Putnam High Yield Municipal Trust
Putnam Income Fund
Putnam U.S. Intermediate Government Income Trust
Putnam International Growth Fund
Putnam Investment Funds
     -Putnam Balanced Fund
     -Putnam Capital Opportunities Fund
     -Putnam Emerging Markets Fund
     -Putnam Global Equity Fund
     -Putnam Global Growth and Income Fund
     -Putnam Growth Opportunities Fund
     -Putnam International Fund
     -Putnam International New Opportunities Fund
     -Putnam International Voyager Fund
     -Putnam New Value Fund
     -Putnam Research Fund
     -Putnam Small Cap Value Fund
     -Putnam U.S. Core Fund II
Putnam Investment Grade Municipal Trust
Putnam Investment Grade Municipal Trust II
Putnam Investment Grade Municipal Trust III
Putnam Investors Fund
Putnam Managed High Yield Trust
Putnam Managed Municipal Income Trust
Putnam Massachusetts Tax Exempt Income Fund
Putnam Master Income Trust
Putnam Master Intermediate Income Trust
Putnam Michigan Tax Exempt Income Fund
Putnam Minnesota Tax Exempt Income Fund
Putnam Money Market Fund
Putnam Municipal Income Fund
Putnam Municipal Opportunities Trust
Putnam New Jersey Tax Exempt Income Fund
Putnam New Opportunities Fund
Putnam New York Investment Grade Municipal Trust
Putnam New York Tax Exempt Income Fund
Putnam New York Tax Exempt Money Market Fund
Putnam New York Tax Exempt Opportunities Fund
Putnam Ohio Tax Exempt Income Fund
Putnam OTC & Emerging Growth Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam Preferred Income Fund
Putnam Premier Income Trust
Putnam Strategic Income Fund
Putnam Tax Exempt Income Fund
Putnam Tax Exempt Money Market Fund
Putnam Tax-Free Health Care Fund
Putnam Tax-Free Income Trust
     -Tax-Free High Yield Fund
     -Tax-Free Insured Fund
Putnam Tax Managed Funds Trust
     -Putnam U.S. Core Tax Managed Fund
Putnam U.S. Government Income Trust
Putnam Utilities Growth and Income Fund
Putnam Variable Trust
     -Putnam VT Asia Pacific Growth Fund
     -Putnam VT Diversified Income Fund
     -Putnam VT Global Asset Allocation Fund
     -Putnam VT Global Growth Fund
     -Putnam VT Growth & Income Fund
     -Putnam VT Health Sciences Fund
     -Putnam VT High Yield Fund
     -Putnam VT Investors Fund
     -Putnam VT International Growth Fund
     -Putnam VT International Growth and Income Fund
     -Putnam VT International New Opportunities Fund
     -Putnam VT Money Market Fund
     -Putnam VT New Opportunities Fund
     -Putnam VT New Value Fund
     -Putnam VT OTC & Emerging Growth Fund
     -Putnam VT Research Fund
     -Putnam VT Small Cap Value Fund
     -Putnam VT The George Putnam Fund of Boston
     -Putnam VT U.S. Government and High Quality Bond Fund
     -Putnam VT Utilities Growth and Income Fund
     -Putnam VT Vista Fund
     -Putnam VT Voyager Fund
Putnam Vista Fund
Putnam Voyager Fund
Putnam Voyager Fund II


4/7/99


                           SCHEDULE B

    Boston Safe Deposit and Trust Company
    Bankers Trust Company
    The Northern Trust Company
    Brown Brothers Harriman
    United Missouri Bank
    Chase Manhattan Bank N.A.
                           SCHEDULE C
                     PERFORMANCE STANDARDS
INCOME COLLECTION

O Income will be paid to the Funds or its agents as follows if no mitigating circumstances exist:

    Federal Reserve Book Entry Securities  Payable Date

    Depository Trust Company Securities    Payable Date + 1

    Participant Trust Company Securities   Payable Date + 1

    Physical Mortgaged-Backed Securities   Payable Date + 5

    Physical Municipal Securities
    Registered Outside the Eastern
    Seaboard Area                Payable Date + 5

    Other Physical Securities              Payable Date + 3

O In the event that income is not received within timeframes indicated above because of improper or untimely actions by the custodian, the Funds will receive an earnings credit for the value of these funds beginning with the dates indicated on the above schedule. The credit will be reflected on the custody invoice.

O In the event that Income is not received within the indicated timeframes because of claims against third parties, where the custodian is not at fault, the Funds will be paid upon actual receipt of income but no later than 60 calendar days after payable date.

O If any particular situations occur that render the standards as inappropriate, the circumstances will be reviewed on a case-by-case basis to determine due diligence by the custodian with respect to its responsibility.

TRADE SETTLEMENTS

O All trade fails will be reported to the Funds or its agents within one business day of the fail.

O All purchase fails will accrue an earnings credit to the Funds to be applied against the custody invoice.

O The Funds will receive compensation for sell fails that occur because of custodian error. This will be accomplished by crediting the Fund with sale proceeds on contractual settlement date.
                           SCHEDULE C
REPORTING

O The Funds or its agents will receive Reports monthly as indicated below:

O   Principal and Interest
    Reconcilement Report              2nd Business Day

O   Trade Fail Report                 5th Business Day

O   Cash Transactions Report          10th Business Day (1)

O   Open Trades Report                10th Business Day

O   Position Reconciliation Report         10th Business Day

O   Past Due Income Report            15th Business Day

O   Dividend Reinvestment Report      20th Business Day

(1) With the exception of the Government Funds which will be the 15th Business Day.

CAPITAL CHANGES

O The Funds will be notified of pending corporate actions within 5 business days of receipt by the custodian or its agent, but no later than 5 business days prior to expiration date.

O In the event that the custodian receives information less than 5 days prior to expiration date, the Funds will be immediately informed.

O Preliminary Bond Call Notices will be received prior to call date.

O Final Bond Call Notices will be received by the 5th business day after call date.

O If the Bond Call Notice is received after the 5th business day following the call date, the custodian will reimburse the Funds for accrued interest lost.

O If the Bond Call Notice is received after 30 days following the call date, the custodian will reimburse the Funds for accrued interest lost plus the face amount of the called bond at the current price or the call price, whichever is greater.

O If any particular situations occur that render the standards as inappropriate, the circumstances will be reviewed on a case-by-case basis to determine due diligence by the custodian with respect to its responsibility.